UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2015

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code)
292 Newbury Street, Suite 333 Boston, Massachusetts 02115 (857) 256-0079
___________________________________
(Former name or address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On October 19, 2015, we amended our Amended and Restated Certificate of Incorporation.  This action was taken by means of an action by consent of stockholders owning approximately 95% of our issued and outstanding Common Stock and 100% of our issued and outstanding Class A Common Stock.  The Certificate of Amendment reduced the authorized number of shares of our Class A Common Stock from 12,000,000 to 1,300,000, which in turn increased the authorized number of shares of Common Stock not designated as Class A Common Stock from 18,000,000 to 28,700,000.

The Certificate of Amendment to the Amended and Restated Certificate of Incorporation is attached to this Report on Form 8-K as Exhibit 3.1.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On October 16, 2015, our stockholders approved, by means of a written consent in lieu of a special meeting, an action to amend our Amended and Restated Certificate of Incorporation.  The terms of the amendment are described in Item 5.03 in this Report on Form 8-K and the Certificate of Amendment to the Amended and Restated Certificate of Incorporation is attached to this Report on Form 8-K as Exhibit 3.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)                      Exhibits.

Exhibit Number 3.1	Exhibit Title Certificate of Amendment to Amended and Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION
(Registrant)
By: /s/ Alex B. Rozek
Alex B. Rozek, President
Date: October 22, 2015